Exhibit 99.2

Inflection Point Acquisition Corp. II Announces Closing of Upsized $250 Million Initial Public Offering

NEW YORK – May 30, 2023 – Inflection Point Acquisition Corp. II (the “Company”), a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, today announced the closing of its initial public offering of 25,000,000 units which was upsized and which includes 3,000,000 units issued pursuant to the exercise by the underwriters of their overallotment option at a price of $10.00 per unit, resulting in gross proceeds of $250,000,000. Each unit consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. The units are listed on The Nasdaq Global Market, or Nasdaq, and began trading under the ticker symbol “IPXXU” on May 25, 2023. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “IPXX” and “IPXXW,” respectively.

Concurrently with the closing of the initial public offering, the Company closed on a private placement of 7,650,000 warrants at a price of $1.00 per warrant, resulting in gross proceeds of $7,650,000. Inflection Point Holdings LLC, the Company’s sponsor, purchased 6,000,000 of the warrants and Cantor Fitzgerald & Co., the representative of the underwriters of the initial public offering, purchased 1,650,000 of the warrants. Each private placement warrant is exercisable to purchase one Class A ordinary share at $11.50 per share.

The Company intends to pursue a business combination with a North American or European business in disruptive growth sectors, which complements the expertise of its management team, but may pursue an initial business combination in any industry, sector or geographic region. The company is led by Executive Chairman and Chief Executive Officer Michael Blitzer, Chief Financial Officer Peter Ondishin and Directors Nicholas Shekerdemian, Elliot Richmond, Paula Sutter, Erica Dorfman, and Samuel Sayegh.

Cantor Fitzgerald & Co. served as the representative of the underwriters for the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 3,300,000 units to cover over-allotments, if any. Concurrently with the closing of the initial public offering, the underwriters exercised the option to purchase an additional 3,000,000 units.

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from: Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Avenue, 5th Floor New York, New York 10022; Email: prospectus@cantor.com.

Of the net proceeds received from the consummation of the initial public offering and simultaneous private placement, $251,250,000 ($10.05 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of May 30, 2023 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”).

A registration statement relating to the securities was declared effective by the SEC on May 24, 2023. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements," including with respect to the anticipated use of the net proceeds of the initial public offering and simultaneous private placement. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and prospectus for the Company's offering filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About Inflection Point Acquisition Corp. II

Inflection Point Acquisition Corp. II’s acquisition and value creation strategy is to identify, partner with and help grow North American and European businesses in disruptive growth sectors, which complements the expertise of its management team. However, the Company may pursue an initial business combination in any industry, sector or geographic region.

Contact

Kevin Shannon

Inflection Point Acquisition Corp. II

kevin@inflectionpointacquisition.com